                                                        REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            SONOCO PRODUCTS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
       SOUTH CAROLINA                                      57-0248420
(STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
     OF INCORPORATION OR                               IDENTIFICATION NO.)
        ORGANIZATION)
                             POST OFFICE BOX 160
                       HARTSVILLE, SOUTH CAROLINA 29551
                            TELEPHONE: 803-383-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                               ----------------

                              F. TRENT HILL, JR.
              VICE PRESIDENT--FINANCE AND CHIEF FINANCIAL OFFICER
                            SONOCO PRODUCTS COMPANY
                              POST OFFICE BOX 160
                       HARTSVILLE, SOUTH CAROLINA 29551
                            TELEPHONE: 803-383-7000
    (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)

                               ----------------
                                  COPIES TO:
         WILLIAM C. BOYD, ESQ.                 ROBERT B. HIDEN, JR., ESQ.
         SINKLER & BOYD, P.A.                      SULLIVAN & CROMWELL
          THE PALMETTO CENTER                       125 BROAD STREET
           1426 MAIN STREET                     NEW YORK, NEW YORK 10004
    COLUMBIA, SOUTH CAROLINA 29201                   (212) 558-4000
            (803) 779-3080
                              ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                              ----------------
  Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus herein also relates to and describes such aggregate principal amount of debt securities as shall result in aggregate proceeds to the Registrant of $50,000,000, which debt securities are registered under Registration Statement No. 33-50503 of the Registrant.

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED    PROPOSED
                                             MAXIMUM    MAXIMUM
                                  AMOUNT    AGGREGATE  AGGREGATE    AMOUNT OF
    TITLE OF EACH CLASS OF        TO BE       PRICE     OFFERING   REGISTRATION
 SECURITIES TO BE REGISTERED    REGISTERED  PER UNIT*    PRICE*        FEE
- -------------------------------------------------------------------------------
Debt Securities..............  $200,000,000   100%    $200,000,000   $68,966

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* Estimated solely for the purpose of calculating the registration fee.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                 SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1996


                           SONOCO PRODUCTS COMPANY
[LOGO] (R)                     Debt Securities

  Sonoco Products Company (the "Company") may offer from time to time, in one or more series, non-convertible debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") with an aggregate initial public offering price of up to U.S. $250,000,000, or the equivalent thereof in any other currency or composite currency, on terms to be determined at the time of sale. The specific terms of the Debt Securities, including, where applicable, the designation, aggregate principal amount, denominations, purchase price, maturity, interest rate (which may be fixed or variable), and time of payment of interest, if any, currency of payment, any terms for mandatory or optional redemption, any terms for sinking fund payments, any listing on a securities exchange and any other specific terms in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"). Debt Securities may be issued in fully registered form or as book-entry securities in permanent global form.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Debt Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters also to be designated. See "Plan of Distribution." The names of any such agents, dealers or underwriters will be set forth in the accompanying Prospectus Supplement. This Prospectus may not be used to consummate a sale of Debt Securities unless accompanied by a Prospectus Supplement.

                                  -----------

                   The date of this Prospectus is      , 1996

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR IN ANY PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials can also be obtained electronically through a web site maintained by the Commission, at the following address: http://www.sec.gov. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3, of which this Prospectus is a part, and exhibits thereto (together with all amendments thereto, the "Registration Statement"), which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which reference is hereby made for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates herein by reference the following documents, which also have been filed with the Commission:

  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995;

  (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996;

  (c)  the Company's Current Report on Form 8-K filed on August 5, 1996; and

  (d) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities.

  Any statement contained herein, in the Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: CHARLES J. HUPFER, VICE PRESIDENT, TREASURER AND SECRETARY, SONOCO PRODUCTS COMPANY, P.O. BOX 160, HARTSVILLE, SOUTH CAROLINA 29551-0160 (TELEPHONE: (803) 383-7000).

                                  THE COMPANY

  The Company, a South Carolina corporation founded in Hartsville, South Carolina in 1899, is a major global manufacturer of paperboard-based and plastic-based industrial and consumer packaging products. The Company is also vertically integrated into paperboard production and recovered paper collection. The paperboard utilized in the Company's packaging products is produced substantially from recovered paper. The Company operates an extensive network of plants in the United States and has subsidiaries in Europe, Canada, Mexico, South America, Australasia, and affiliates in Canada, Japan, France and Italy. The Company has made a number of acquisitions, would expect to acquire additional companies that provide meaningful opportunities in industrial and consumer markets, and may also dispose of operations when consistent with its overall goals and strategies. The Company's principal executive offices are located at One North Second Street, P.O. Box 160, Hartsville, South Carolina 29551-0160 (Telephone No. (803) 383-7000).

                                USE OF PROCEEDS

  Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of bank indebtedness and commercial paper obligations.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                    SIX MONTHS   YEARS ENDED DECEMBER 31,
                                       ENDED     ----------------------------
                                   JUNE 30, 1996 1995  1994  1993  1992  1991
                                   ------------- ----  ----  ----  ----  ----
Ratio of Earnings to Fixed
 Charges..........................     5.89x     5.97x 5.64x 5.79x 4.40x 5.35x

For purposes of these calculations, "earnings" consist of income from operations before income taxes and fixed charges (excluding capitalized interest, if any). Fixed charges consist of interest on all indebtedness and that portion of rental expense considered to be representative of the interest factor.

                      DESCRIPTION OF THE DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which the Prospectus Supplement will relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities are to be issued under an Indenture, dated as of June 15, 1991 (the "Indenture"), between the Company and The Bank of New York, as Successor Trustee (the "Trustee"), a form of which is incorporated by reference into the Registration Statement. The following summary of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to the Indenture.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other currently outstanding unsecured and unsubordinated indebtedness of the Company.

  The Debt Securities of any series may be issued in definitive form or, if provided in the Prospectus Supplement relating thereto, may be represented in whole or in part by a permanent global Security or Securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of the Depositary's nominee. Each Debt Security represented by a permanent global Security is referred to herein as a "Book-Entry Security."

  The Indenture does not limit the amount of Debt Securities or of any particular series of Offered Debt Securities that may be issued thereunder or otherwise and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms or additional provisions of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method of determination of such rate or rates; (vi) the date or dates from which such interest, if any, on the Offered Debt Securities will accrue or the method of determination of such date or dates, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the regular record dates for such interest payment dates, if any; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which such Offered Debt Securities shall be redeemed or purchased; (ix) if other than the principal amount thereof, the amount of Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof; (x) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium, if any) and/or interest on the Offered Debt Securities shall be payable; (xi) any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of (and premium, if any) and/or interest on the Offered Debt Securities may, at the election of the Company or the Holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made; (xii) if the amount of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities may be determined with reference to an index based on a currency (including composite currencies) other than the stated currency of the Debt Securities, the manner in which such amounts shall be determined; (xiii) the right of the Company, if any, to defease the Offered Debt Securities or certain covenants under the Indenture; (xiv) whether any of the Offered Debt Securities shall be Book-Entry Securities and, in such case, the Depositary for such Book-Entry Securities; and (xv) any other terms relating to the Offered Debt Securities (which are not inconsistent with the Indenture). (Section 301)

  Unless otherwise provided and except with respect to Book-Entry Securities, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, except that, at the option of the Company, interest may be paid by mailing a check to, or by wire transfer to, the Holders of record entitled thereto. (Sections 301 and 305)

  For a description of payments of principal of, premium, if any, and interest on, and transfer of, Book-Entry Securities, and exchanges of permanent global Securities representing Book-Entry Securities, see "Book-Entry Securities."

  Unless otherwise indicated in the Prospectus Supplement relating thereto and except with respect to Book-Entry Securities, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 301, 302 and
305)

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101)

  In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

CERTAIN COVENANTS OF THE COMPANY

 Restriction on Liens

  The Indenture provides that, so long as any Debt Securities are Outstanding, the Company will not issue, assume or guarantee, and will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance being hereinafter referred to as a "lien" or "liens") of or upon any assets, whether now owned or hereafter acquired, of the Company or any such Domestic Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Debt Securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at the Company's option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to (a) liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary; (b) liens on any assets existing at the time of acquisition of such assets by the Company or a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Company or a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by the Company or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by the Company or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located; (c) liens on any assets to secure Indebtedness of a Domestic Subsidiary to the Company or to any wholly owned Domestic Subsidiary; (d) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Domestic Subsidiary; (e) liens on any assets of the Company or a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings); (f) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses (a) to (e), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); (g) liens not permitted by clauses (a) through (f) above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all Indebtedness of the Company and its Domestic Subsidiaries secured by all such liens not so permitted by clauses (a) through (f) above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the Indenture do not exceed 10% of Consolidated Net Tangible Assets. (Section
1008)

 Restriction on Sale and Lease-Back Transactions

  The Indenture further provides that the Company will not, and will not permit any Domestic Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights for not more than 3 years, whereby such property or asset has been or is to be sold or transferred by the Company or any Domestic Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the Company or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities pursuant to the Indenture; or (b) the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by the Board of Directors of the Company) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Debt Securities or of Funded Indebtedness of the Company or a consolidated Domestic Subsidiary ranking on a parity with or senior to the Debt Securities. (Section 1009)

 Applicability of Covenants

  Any series of Debt Securities may provide that any one or more of the covenants described above shall not be applicable to the Securities of such series. (Section 1010)

 Certain Definitions (Section 101)

  "Attributable Debt", when used in connection with a Sale and Lease-Back transaction referred to above, shall mean, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Debt Securities determined on a weighted average basis and compounded semi-annually) of the obligations of the Company or any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

  "Consolidated Net Tangible Assets" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and the Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of:
(i) all trade names, trademarks, licenses, patents, copyrights and goodwill;
(ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

  "Domestic Subsidiary" means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A "wholly owned Domestic Subsidiary" is any Domestic Subsidiary of which all Outstanding securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Company, or by one or more wholly owned Domestic Subsidiaries, or by the Company and one or more wholly owned Domestic Subsidiaries.

  "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

  "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and
(vi) all Indebtedness of others guaranteed by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

  "Subsidiary" means any corporation of which at least a majority of Outstanding securities having the voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more of the Subsidiaries, or by the Company and one or more Subsidiaries.

EVENTS OF DEFAULT

  An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as: (a) default in payment of principal of or premium, if any, on any Debt Security of that series at maturity; (b) default for 30 days in payment of interest on any Debt Security of that series; (c) default in the deposit of any sinking fund payment when due in respect of that series; (d) failure by the Company in the performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; (e) a default under any bond, debenture, note or other evidence of the Indebtedness of the Company (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company (including this Indenture), whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay such Indebtedness in a principal amount in excess of $10 million when due and payable at final maturity after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness in a principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a Notice of Default under the Indenture; (f) certain events of bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

  The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 502 and 513)

  Reference is made to the Prospectus Supplement relating to each series of Outstanding Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of or premium, if any, or interest on any Debt Security of that series, or in the deposit of any sinking fund payment which is provided, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a default with respect to Outstanding Debt Securities of any series in the performance of a covenant in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default specified in the Indenture and relating to such series of Outstanding Debt Securities, excluding any grace periods and irrespective of any notice requirements. (Section 602)

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. (Section 603) The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of such series provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. In the case of Book-Entry Securities, the Indenture requires the Trustee to establish a record date for purposes of determining which Holders are entitled to join in such direction. (Section 512)

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default. (Section 1004)

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

  Modifications and amendments may be made by the Company and the Trustee to the Indenture, without the consent of any Holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Debt Securities of any series (Section 901).

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any Debt Security of any series, (b) reduce the aforesaid percentage of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. (Section 902) The Indenture also permits the Company to omit compliance with certain covenants in the Indenture with respect to Debt Securities of any series upon waiver by the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of such series. (Section 1011)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture contains a provision permitting the Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person provided that:
(i) the successor is a corporation organized under the laws of any United States domestic jurisdiction; (ii) the successor corporation assumes the Company's obligations on the Debt Securities and under the Indenture; (iii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and (iv) certain other conditions are met. (Sections 801 and 802)

BOOK-ENTRY SECURITIES

  The following description of Book-Entry Securities will apply to any series of Debt Securities issued in whole or in part in the form of a permanent global Security or Securities except as otherwise provided in the Prospectus Supplement relating thereto.

  Upon issuance, all Book-Entry Securities of like tenor and having the same date of original issue will be represented by one or more permanent global Securities. Each permanent global Security representing Book-Entry Securities will be deposited with, or on behalf of, the Depositary, which will be a clearing agent registered under the Exchange Act. The permanent global Security will be registered in the name of the Depositary or a nominee of the Depositary.

  Ownership of beneficial interests in a permanent global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a permanent global Security only will be evidenced by, and the transfer of that ownership interest only will be effected through, records maintained by the Depositary or its nominee for such permanent global Security. Ownership of beneficial interest in such a permanent global Security by persons that hold through participants only will be evidenced by, and the transfer of that ownership interest within such participant only will be effected through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a permanent global Security.

  Payment of principal of and any premium and interest on Book-Entry Securities represented by any permanent global Security registered in the name of or held by the Depositary or its nominee will be made in the Depositary or its nominee, as the case may be, as the registered owners and Holder of the permanent global Security representing such Book-Entry Securities. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a permanent global Security representing such Book-Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a permanent global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

  No permanent global Security described above may be transferred except as a whole by the Depositary for such permanent global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

  A permanent global Security representing Book-Entry Securities is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (b) the Company in its sole discretion determines that such permanent global Security shall be exchangeable for definitive Debt Securities in registered form or (c) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities. Any permanent global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the Prospectus Supplement relating thereto, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such permanent global Security.

  Except as provided above, owners of beneficial interests in such permanent global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no permanent global Security representing Book-Entry Securities shall be exchangeable, except for another permanent global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such permanent global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in such permanent global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. The Indenture provides that the terms of any series of Debt Securities may provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof. (Section 403)

  Defeasance of Certain Covenants. The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with certain restrictive covenants described in Sections 1008 and 1009 of the Indenture. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Section 1010) In the event the Company exercises this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

TRUSTEE

  The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 610) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 611), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Trustee.

  The Company maintains customary banking relationships with the Trustee.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.

  Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered, will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. The Company shall have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Agents shall have the right, in their sole discretion, to reject any offer received by them to purchase the Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If the Company offers and sells Debt Securities directly to a purchaser or purchasers in respect of which this Prospectus is delivered, purchasers involved in the reoffer or resale of such Debt Securities, if such purchasers in respect thereof may be deemed to be underwriters as that term is defined in the Securities Act, will be named and the terms of such reoffers or resales will be set forth in a Prospectus Supplement. Such purchasers may then reoffer and resell such Debt Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the Prospectus Supplement. Purchasers of Debt Securities directly from the Company may be entitled under agreements which they may enter into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of their business or otherwise.

  The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered will be as set forth in the Prospectus Supplement.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of Coopers & Lybrand L.L.P. as experts in accounting and auditing.

                        VALIDITY OF THE DEBT SECURITIES

  The validity of the Debt Securities offered hereby will be passed upon for the Company by Sinkler & Boyd, P.A., Columbia, South Carolina, general counsel to the Company, and Sullivan & Cromwell, New York, New York, special counsel to the Company, and for any underwriter, dealer or agent by counsel to such underwriter, dealer or agent named in the Prospectus Supplement ("Underwriters' Counsel"). In rendering their opinions, Sullivan & Cromwell and Underwriters' Counsel may rely on Sinkler & Boyd, P.A., as to certain matters of South Carolina law, and Sinkler & Boyd, P.A. may rely on Sullivan & Cromwell as to certain matters of New York law. Various attorneys in the firms of Sinkler & Boyd, P.A., and of Sullivan & Cromwell and members of their immediate families own or have beneficial interests in shares of the Company's common stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:

      Registration Fee................................................ $ 68,966
      Trustee's fees and expenses.....................................   25,000
      Printing and engraving costs....................................  125,000
      Rating Agencies' fees...........................................  110,000
      Legal fees and expenses.........................................  190,000
      Accounting fees and expenses....................................  100,000
      Blue Sky fees and expenses......................................   20,000
      Miscellaneous...................................................   11,034
                                                                       --------
        TOTAL......................................................... $650,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article VIII of the By-laws of the Company provides for the indemnification by the Company of any present or former director, officer or employee of the Company, or any person, who, at the request of the Company, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

  Article 9 of the Restated Articles of Incorporation of the Company states that no director of the Company shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.

  Under Article 5 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act"), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The registrant's Restated Articles of Incorporation do not provide otherwise.

  In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

  The form of Underwriting Agreement included as Exhibit 1 hereto provides for indemnification of directors, certain officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions (other than insurance), the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS

    1   Form of Underwriting Agreement.
    4.1 Indenture, dated as of June 15, 1991, between the Company and the
        Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's
        Registration Statement on Form S-3 (File No. 33-50503).)
    4.2 Credit Agreement, dated as of September 17, 1996, among the Company, the several lenders from time to time party thereto and NationsBank,
        N.A., as agent.
    5.1 Opinion (including consent) of Sinkler & Boyd, P.A.
    5.2 Opinion (including consent) of Sullivan & Cromwell.
   12.1 Statement re computation of ratio of earnings to fixed charges.
   23.1 Consent of Sinkler & Boyd, P.A. (included in Exhibit 5.1).
   23.2 Consent of Sullivan & Cromwell (included in Exhibit 5.2).
   23.3 Consent of Coopers & Lybrand L.L.P.
   24   Power of Attorney (included on the signature page hereof).
   25   Statement of eligibility of the Trustee on Form T-1.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided however, that paragraphs (1)(i) and (1)(ii) do not apply, since this Registration Statement is on Form S-3, if such information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  In connection with any offering of Debt Securities made in reliance upon Rule 430A, the undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HARTSVILLE, STATE OF SOUTH CAROLINA, ON SEPTEMBER 25, 1996.

                                          Sonoco Products Company

                                                      /s/ C.W. Coker
                                          By: _________________________________
                                                        C.W. COKER
                                               CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

  Each officer or director whose signature appears below hereby appoints C. W. Coker, P. C. Browning and F. Trent Hill, Jr., or any of them, his or her true and lawful attorney-in-fact to sign on his or her behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement which any such attorney-in-fact may deem appropriate or necessary.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRA-TION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES IN-DICATED ON THIS 25TH DAY OF SEPTEMBER, 1996.



           /s/ C.W. Coker                        /s/ F. Trent Hill, Jr.
_____________________________________     _____________________________________
             C.W. COKER                            F. TRENT HILL, JR.
   PRINCIPAL EXECUTIVE OFFICER AND         PRINCIPAL FINANCIAL AND ACCOUNTING
              DIRECTOR                                   OFFICER

        /s/ Peter C. Browning                       /s/ James C. Fort
_____________________________________     _____________________________________
           P. C. BROWNING                               J.C. FORT
    PRESIDENT AND CHIEF OPERATING                       DIRECTOR
        OFFICER AND DIRECTOR


       /s/ Charles J. Bradshaw                       /s/ Paul Fulton
_____________________________________     _____________________________________
            C.J. BRADSHAW                               P. FULTON
              DIRECTOR                                  DIRECTOR


         /s/ Robert J. Brown                      /s/ B. L. M. Kasriel
_____________________________________     _____________________________________
             R.J. BROWN                             B. L. M. KASRIEL
              DIRECTOR                                  DIRECTOR


         /s/ F. L. H. Coker                        /s/ R.C. King, Jr.
_____________________________________     _____________________________________
           F. L. H. COKER                            R.C. KING, JR.
              DIRECTOR                                  DIRECTOR

                                                /s/ Edgar H. Lawton, Jr.
                                          _____________________________________
                                                    E.H. LAWTON, JR.
                                                        DIRECTOR

         /s/ James L. Coker                      /s/ Hugh L. McColl, Jr.
_____________________________________     _____________________________________
             J.L. COKER                             H.L. MCCOLL, JR.
              DIRECTOR                                  DIRECTOR


         /s/ T.C. Coxe, III                      /s/ E. Craig Wall, Jr.
_____________________________________     _____________________________________
           T.C. COXE, III                            E.C. WALL, JR.
              DIRECTOR                                  DIRECTOR


         /s/ Alan T. Dickson                      /s/ Dona Davis Young
_____________________________________     _____________________________________
            A.T. DICKSON                            DONA DAVIS YOUNG
              DIRECTOR                                  DIRECTOR

       /s/ Robert E. Elberson
_____________________________________
            R.E. ELBERSON
              DIRECTOR

                                 EXHIBIT INDEX

 EXHIBIT                                                               PAGE NO.
 -------                                                               --------
  1      Form of Underwriting Agreement.
  4.1    Indenture, dated as of June 15, 1991, between the Company
         and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (File
         No. 33-50503).)
  4.2    Credit Agreement, dated as of September 17, 1996, among the
         Company, the several lenders from time to time party
         thereto and NationsBank, N.A., as agent.
  5.1    Opinion (including consent) of Sinkler & Boyd, P.A.
  5.2    Opinion (including consent) of Sullivan & Cromwell.
 12.1    Statement re computation of ratio of earnings to fixed
         charges.
 23.1    Consent of Sinkler & Boyd, P.A. (included in Exhibit 5.1).
 23.2    Consent of Sullivan & Cromwell (included in Exhibit 5.2).
 23.3    Consent of Coopers & Lybrand L.L.P.
 24      Power of Attorney (included on the signature page hereof).
 25      Statement of eligibility of the Trustee on Form T-1.